Exhibit 10.3

FIFTH AMENDMENT TO THE
AAR CORP. SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, AAR CORP., a Delaware corporation (the “Company”), maintains the AAR CORP. Supplemental Key Employee Retirement Plan, as amended and restated effective January 1, 2005 (the “Plan”); and

WHEREAS, pursuant to Section 7.1, the Company has reserved the right to amend the Plan and now deems it appropriate to do so.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2014, as follows:

1.                                      Section 1.27 of the Plan is amended to read as follows:

1.27                        [Reserved.]

2.                                      Section 4.1 of the Plan is amended to read as follows:

4.1                               Supplemental Base Salary and Supplemental Bonus Deferral Contributions.

(a)                                 A Participant may elect to defer a portion of Base Salary and Bonus otherwise payable to him for a Plan Year by authorizing Supplemental Base Salary Deferral Contributions and Supplemental Bonus Deferral Contributions on his behalf.  The amount of the Participant’s Supplemental Base Salary Deferral Contributions shall be equal to a designated percentage of Base Salary payable for such Plan Year and the amount of the Participant’s Bonus Deferral Contributions shall be equal to a designated percentage of the Bonus payable to him for the fiscal year beginning in such Plan Year.

(b)                                 In no event shall the aggregate of the Qualified Salary Deferral Contributions, Supplemental Base Salary Deferral Contributions and Supplemental Bonus Deferral Contributions made for any Plan Year exceed 75% of the Participant’s Compensation for such Plan Year (determined without giving effect to any limitations imposed by the Code on the Qualified Profit Sharing Plan).

(c)                                  If during a Plan Year a Participant changes the amount of Qualified Salary Deferral Contributions made on his behalf under the Qualified Profit Sharing Plan, and such change affects the timing of any change to the rate of the Participant’s Supplemental Base Salary Deferral Contributions, the resulting increase or decrease in Supplemental Base Salary Deferral Contributions made under this Plan for the Plan Year cannot exceed an amount equal to the limit set forth in Section 402(g)(1) of the Code.

(d)                                 The aggregate Supplemental Base Salary and Supplemental Bonus Deferral Contributions made for the benefit of a Participant shall be calculated as of each pay period (based on Base Salary and Bonus paid for such pay period) and shall be credited to a Supplemental Deferral Account maintained under the Plan in the name of such Participant at the same time as Qualified Salary Deferral Contributions are made for such Plan Year.

3.                                      The first sentence of Section 4.2 of the Plan is amended to read as follows:

As a condition to the Company’s obligation to make a Supplemental Salary Deferral Contribution for the benefit of a Participant pursuant to Section 4.1, the Participant must execute a Supplemental Salary Deferral Agreement in the form provided by the Committee.

4.                                      Section 4.3 of the Plan is amended to read as follows:

4.3                               Supplemental Bonus Deferral Agreement.  As a condition to the Company’s obligation to make a Supplemental Bonus Deferral Contribution for the benefit of a Participant pursuant to Section 4.1, the Participant must execute a Supplemental Bonus Deferral Agreement in the form provided by the Committee.  A Supplemental Bonus Deferral Agreement related to a bonus earned by a Participant during a fiscal year of the Company shall be delivered to the Committee no later than the last day of the preceding fiscal year of the Company and shall continue in effect until revoked by a Participant by notice delivered to the Committee no later than the last day of the fiscal year immediately preceding the first day of the fiscal year for which such election is to become effective, and as of each May 31 the election shall become irrevocable with respect to any bonus payable with respect to services performed by the Participant in the immediately following calendar year.

5.                                      Section 4.4 of the Plan is amended to read as follows:

4.4                               Supplemental Company Contributions.  A Participant who has in effect a Supplemental Base Salary Deferral Agreement or Supplemental Bonus Deferral Agreement to defer at least 1% of Base Salary or Bonus during a Plan Year shall be eligible to receive a Supplemental Company Contribution for such Plan Year.  The Supplemental Company Contribution shall be equal to an amount resulting from (a) x (b) — c:

(a)                                 The average deferral rate, determined by dividing the sum of the Participant’s Supplemental Base Salary Deferral Contributions, Supplemental Bonus Deferral Contributions and Qualified Salary Deferral Contributions by the sum of the Participant’s Salary and Bonus.

(b)                                 20% multiplied by the lesser of the amount calculated in (a) or 5% of the sum of the Participant’s Salary and Bonus.

(c)                                  The Qualified Company Contribution made on behalf of the Participant.

A Supplemental Company Contribution made for the benefit of a Participant shall be calculated on a pay period basis (based on deferrals made for such pay period and Base Salary and Bonus paid for such pay period) and shall be credited to a Supplemental Company Account maintained under the Plan in the name of such Participant at the same time as Qualified Company Contributions are made for such Plan Year.

As soon as practicable after the end of each Plan Year, the Company shall make an additional Supplemental Company Contribution to the extent necessary so that the Participant’s Supplemental Company Contributions for the Plan Year are not less than the amount that would be credited if the calculation described above were performed as of the end of the Plan Year rather than the end of each pay period.

6.                                      The last two sentences of Section 4.5 of the Plan are amended to read as follows:

Such Additional Supplemental Company Contributions shall be held, administered and invested hereunder in the same manner as regular Supplemental Contributions; provided that additional or different terms and conditions that apply to any such Additional Supplemental Company Contributions are reflected in the Appendix to the Plan.

7.                                      Section 4.6 of the Plan is amended to read as follows:

4.6                               Supplemental Profit Sharing Contributions.  A Participant who has in effect a Supplemental Base Salary Deferral Agreement or Supplemental Bonus Deferral Agreement to defer at least 1% of Base Salary or Bonus during a Plan Year shall be eligible to receive a Supplemental Profit Sharing Contribution for the fiscal year ending in such Plan Year.  The Supplemental Profit Sharing Contribution shall be equal to an amount resulting from (a) — (b):

(a)                                 The Qualified Profit Sharing Contribution that would have been allocated to the Qualified Profit Sharing Account of the Participant for such fiscal year using a Basic Salary Deferral rate equal to the lesser of 5% or the percentage determined by dividing the sum of the Participant’s Supplemental Base Salary Deferral Contributions, Supplemental Bonus Deferral Contributions and Qualified Salary Deferral Contributions by the sum of the Participant’s Salary and Bonus.

(b)                                 The amount of the Qualified Profit Sharing Plan Contribution actually allocated to the Qualified Profit Sharing Account of the Participant for such fiscal year.

A Supplemental Profit Sharing Contribution made for the benefit of a Participant for any fiscal year shall be credited to a Supplemental Profit Sharing

Account maintained under the Plan in the name of such Participant at the same time as Qualified Profit Sharing Contributions are made for such Plan Year.

8.                                      Section 4.9(b) of the Plan is amended to add a final sentence to read as follows:

Distributions to a beneficiary shall be in the same form and at the same time as elected by the Participant.

9.                                      Section 4.9(d) of the Plan is amended to read as follows:

(d)                                 Time and Form of Payment of Supplemental Accounts.  Payment of the balance of a Participant’s Supplemental Deferral Account shall be paid or commence to be paid to him on the first day of a calendar month and year elected by the Participant (which shall be no earlier than the first day of the seventh month following the date of the Participant’s separation from service and no later than 15 years after the date of his separation from service).  Such distribution shall be paid or commence to be paid to the Participant in either (1) a single lump sum, or (2) installments over a number of years (not to exceed 15) payable in monthly, quarterly or annual installments, as elected by the Participant.  If a Participant does not make timely elections with respect to the time or form of payment pursuant to the preceding sentences, payment of his Supplemental Deferral Account shall be made to him in a lump sum on the first day of the seventh month following his separation from service.  Payment of the balance of a Participant’s Supplemental Accounts other than his Supplemental Deferral Account shall be paid to the Participant on the first day of the seventh month following the date of his separation from service with the Company and all Affiliated Companies.

10.                               Section 4.9(e) of the Plan is amended to read as follows:

(e)                                  Notwithstanding any provision in the Plan to the contrary, a Participant may elect a distribution of all or any portion of his Pre-2005 Benefit applicable to the amounts credited to his Supplemental Deferral Account, his Supplemental Company Account, and his Supplemental Profit Sharing Account, including gains and losses credited to the date of distribution in accordance with Section 4.8, to be paid or commence to be paid at any time following his separation from service if he elects such distribution by written instrument delivered to the Committee prior to the date of his separation from service.  Such distribution shall be made in a method described in Section 4.9(d), as elected by the Participant.

11.                               The first paragraph of Section 4.9(f) of the Plan is amended by (a) deleting “all or any portion of his Post-2004 Benefit” and replacing with “his Post-2004 Benefit” and (b) adding a final sentence thereto to read as follows:

Any such election shall apply to the entire portion of the Post-2004 Benefit that is not subject to an election previously made pursuant to this Section 4.9(f).

12.                               Section 4.9(h) of the Plan is amended to read as follows:

4.9(h)                [Reserved.]

13.                               Section 8.1 of the Plan is amended to read as follows:

8.1                               [Reserved.]

14.                               The contribution table in the Appendix to the Plan, and the paragraphs immediately preceding and following the table, are amended to read as follows:

The Compensation Committee in its sole discretion may provide for a particular Plan Year an Additional Supplemental Company Contribution under Section 4.5.  The amount of any Additional Supplemental Company Contribution that is to be made for a particular Plan Year shall be determined by the Compensation Committee in its sole discretion based on the following percentages of a Participant’s base salary and bonus:

Participant Type	Contribution
Chief Executive Officer	Up to 22%
President	Up to 16%
Other Executive Officers designated from time to time by the Compensation Committee	Up to 10%
Key Employees designated from time to time by the Compensation Committee	Up to 5%

Addition Supplemental Company Contributions made pursuant to this Appendix for a particular Plan Year shall be made prior to the end of such Plan Year based on base salary and bonus payable during such Plan Year.

IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed on its behalf, by its officer, duly authorized, on this 18th day of November 2014.

AAR CORP.

By:	/s/ Timothy O. Skelly
Timothy O. Skelly, Vice President

EXHIBIT A

FOURTH AMENDMENT TO
AAR CORP. SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, AAR CORP., a Delaware corporation (the “Company”), maintains the AAR CORP. Supplemental Key Employee Retirement Plan, as amended and restated effective January 1, 2005 (the “Plan”); and

WHEREAS, pursuant to Section 7.1, the Company has reserved the right to amend the Plan and now deems it appropriate to do so.

NOW, THEREFORE, Section 4.9(b) of the Plan is hereby amended, effective as of January 1, 2012, to read as follows:

“(b)                           Distribution Due to Death.   Each Participant shall have a right to designate, by giving a written designation to the Committee, a beneficiary or beneficiaries to receive any amount remaining to be distributed to such Participant in the event that he dies before distribution of the full amount of his Supplemental Accounts.  Successive beneficiary designations may be made, and the last designation received by the Committee prior to the death of the Participant shall be effective and shall revoke all prior designations.  If a designated beneficiary shall die before the Participant, his interest shall terminate and, unless otherwise provided in the Participant’s designation, such interest shall be paid in equal shares to those beneficiaries, if any, who survive the Participant.  If a Participant has not designated a beneficiary, or if no designated beneficiary is living on the date of distribution hereunder, amounts distributable pursuant to this paragraph shall be distributed to those persons or entities entitled to receive distributions of the Participant’s accounts under the Qualified Profit Sharing Plan.”

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed on its behalf, by its officers, duly authorized, on this 26th day of April 2013.

AAR CORP.

By:	/s/ Timothy O. Skelly
Timothy O. Skelly, Vice President